CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion in this registration statement Post-Effective Amendment No. 1 to Form SB-2/A (File No. 550956) of our report dated March 1, 2000, on our audits of the financial statements and financial statements schedules of Elast Technologies, Inc. We also consent to the references to our firm under the captions "Experts".

/s/
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Kelly & Company
March 13, 2000